Exhibit 10.1

Execution Version

PURCHASE AND EXCHANGE AGREEMENT

THIS PURCHASE AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 6, 2016 by and among Cobalt International Energy, Inc., a Delaware corporation (the “Company”), the Guarantors party hereto, and the holders, named in Schedule I hereto (the “Holders”), of the Company’s (i) 2.625% Convertible Senior Notes due 2019 (the “2019 Notes”), which were issued under that certain First Supplemental Indenture (the “2019 Notes Supplemental Indenture”), dated as of December 17, 2012, supplementing the Senior Indenture (the “Senior Indenture”), dated as of December 17, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and (ii) 3.125% Convertible Senior Notes due 2024 (the “2024 Notes”), which were issued under that certain Second Supplemental Indenture (the “2024 Notes Supplemental Indenture”), dated as of May 13, 2014, supplementing the Senior Indenture.

RECITALS

WHEREAS, the Company has issued and outstanding (i) $1,380.0 million aggregate principal amount of 2019 Notes pursuant to the 2019 Notes Supplemental Indenture and (ii) $1,300.0 million aggregate principal amount of 2024 Notes pursuant to the 2024 Notes Supplemental Indenture;

WHEREAS, the Company has agreed to issue and sell $500 million aggregate principal amount of new 10.75% First Lien Senior Secured Notes due 2021 of the Company (the “First Lien Notes”) to the Holders (the “First Lien Notes Offering”);

WHEREAS, the Company and Wilmington Trust, National Association, as trustee (the “First Lien Trustee”) and as first lien collateral agent (the “First Lien Collateral Agent”), are entering into a new indenture which shall govern the First Lien Notes, substantially in the form attached hereto as Exhibit A (the “First Lien Notes Indenture”), and related collateral documents, substantially in the forms attached hereto as Exhibit B (the “First Lien Collateral Documents”);

WHEREAS, the Company and the Holders have reached an agreement for the exchange of (A) (i) $616,554,000 aggregate principal amount of 2019 Notes held by the Holders (or certain funds and/or accounts for which a Holder acts as investment advisor) (the “2019 Exchanged Notes”) and (ii) $95,855,000 aggregate principal amount of 2024 Notes held by the Holders (or certain funds and/or accounts for which a Holder acts as investment advisor) (the “2024 Exchanged Notes,” and together with the 2019 Exchanged Notes, the “Exchanged Notes”), for (B) (i) $584,732,000 aggregate principal amount of new 7.75% Second Lien Senior Secured Notes due 2023 of the Company (the “Second Lien Notes”), and (ii) 30 million shares (the “Exchange Shares”) of the Company’s common stock, par value $0.01 (“Common Stock”), in each case, in the amounts per each Holder as indicated on Schedule I hereto;

WHEREAS, the Company and Wilmington Trust, National Association, as trustee (the “Second Lien Trustee”) and as second lien collateral agent (the “Second Lien Collateral Agent”), are entering into a new indenture which shall govern the Second Lien Notes, substantially in the form attached hereto as Exhibit C (the “Second Lien Notes Indenture”), and related collateral documents, substantially in the form attached hereto as Exhibit D (the “Second Lien Collateral Documents”);

WHEREAS, concurrently with the consummation of the First Lien Notes Offering and the Exchange (as defined below), the First Lien Collateral Agent named therein and the Second Lien Collateral Agent named therein, and the borrowers and obligors named therein are entering into an intercreditor agreement (the “Intercreditor Agreement”), substantially in the form attached hereto as Exhibit E;

WHEREAS, the payment by the Company of all amounts due or in respect of the First Lien Notes and the Second Lien Notes and the performance of the Company under the First Lien Notes Indenture, the First Lien Collateral Agreement, the Second Lien Notes Indenture and the Second Lien Collateral Agreement will be initially guaranteed (the “Guarantees”) by each of the subsidiaries of the Company set forth on Exhibit F attached hereto (the “Guarantors”); and

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Holders hereby agree as follows:

ARTICLE I

PURCHASE OF NOTES AND EXCHANGE OF NOTES

Section 1.1 Purchase of First Lien Notes. Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below), the Company will sell to the Holders, and each of the Holders, on its behalf and on behalf of certain funds and/or accounts for which such Holder acts as investment advisor, will purchase from the Company the principal amount of First Lien Notes set forth opposite such Holder’s name on Schedule I hereto, for an aggregate purchase price set forth on Schedule I hereto for all such Holders; provided, that the Company and each Holder agree that the First Lien Notes will be issued with original issue discount (“OID”) of 2.0%, and such OID shall constitute principal for all purposes under this Agreement and the First Lien Notes Indenture.

Section 1.2 Exchange of Exchanged Notes for Second Lien Notes and Exchange Shares. Subject to the terms and conditions set forth in this Agreement, each Holder hereby agrees, on its behalf and on behalf of certain funds and/or accounts for which such Holder acts as investment advisor, to exchange (the “Exchange” and together with the First Lien Notes Offering, the “Transaction”) at the Closing (as defined below) the principal amount of the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor), as set forth opposite such Holder’s name on Schedule I hereto, for (i) the principal amount of Second Lien Notes and (ii) a number of shares of Exchange Shares, each as set forth opposite such Holder’s name on Schedule I hereto plus an amount in cash equal to the accrued and unpaid interest on the Exchanged Notes from the most recent payment date to the Closing, net of any required tax withholdings in respect of accrued interest, if any, to the extent of such Holder’s failure to provide appropriate forms showing that such Holder is not subject to withholding. Upon the surrender of the Exchanged Notes in exchange for the Second Lien Notes and Exchange Shares, all then outstanding principal amount of such Exchanged Notes, shall be deemed satisfied and such Exchanged Notes shall be cancelled, and all accrued but unpaid interest on the Exchanged Notes up to and including the Closing Date (as defined below) shall be deducted from the amounts each Holder shall pay for the First Lien Notes. Each Holder waives all rights to receive any future interest payments scheduled for its Exchanged Notes from and after the Closing. Following the Closing, the Exchanged Notes exchanged pursuant to this Agreement shall be delivered to the Trustee for cancellation and cease to accrue interest. The principal amount of the Second Lien Notes to be issued shall be rounded to the nearest $1,000. The number of Exchange Shares to be issued shall be rounded to the nearest whole number. The First Lien Notes, the Second Lien Notes and the Exchange Shares that are issued to the Holders in exchange for the Exchanged Notes are collectively referred to herein as the “New Securities.”

Section 1.3 Withholding. The Company and Holders agree that the principal amount of First Lien Notes and Second Lien Notes and the number of Exchange Shares deliverable by the Company pursuant to the Transaction and all amounts payable by the Company in cash pursuant to the Transaction shall be free and clear of any withholdings or deductions for taxes pursuant to Section 1445 of the Code, and the regulations thereunder. Each Holder agrees to severally indemnify and hold harmless the Company against any amounts imposed on the Company pursuant to Section 1445 of the Code, and the regulations thereunder, as a result of the Company’s failure to withhold and remit any such taxes in respect of such Holder’s Exchanged Notes.

ARTICLE II

CLOSING DATE; DELIVERY

Section 2.1 Closing. The closing of the Transaction described in Article I shall take place at the offices of Kirkland & Ellis LLP, 600 Travis Street, Suite 3300, Houston, Texas 77002 at 10:00 a.m., Houston time, on the date hereof or at such other place as shall be mutually agreed by the Company and the Holders (which time and place are designated as the “Closing” and which day is referred to herein as the “Closing Date”).

Section 2.2 Delivery for the First Lien Notes. At the Closing, (a) the Company shall deliver to The Depository Trust Company (“DTC”) or its custodian one or more global certificates representing the First Lien Notes being issued in the First Lien Notes Offering (the “Global First Lien Notes”) and (b) each Holder shall effect payment for such First Lien Notes by Federal (same day) funds by wire transfer to an account at a bank designated by the Company at least three (3) Business Days prior to the date of this Agreement and acceptable to the Holders in an amount as set forth opposite such Holder’s name on Schedule I, against delivery to the First Lien Trustee as custodian for DTC of the Global First Lien Notes representing all of the First Lien Notes.

Section 2.3 Delivery for the Exchange. At the Closing, (a) the Company shall (i) deliver to DTC or its custodian one or more global certificates representing the Second Lien Notes being issued in the Exchange and (ii) deliver evidence of issuance of the Exchange Shares credited to book-entry accounts maintained by the transfer agent of the Company in the amounts as indicated on Schedule I hereto, and (b) each Holder shall effect by book entry, in accordance with the applicable procedures of DTC and the terms of the 2019 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture, as applicable, the delivery to the Company (or to its designee which may be the Second Lien Trustee for the benefit of the Company), the Exchanged Notes held by such Holder (or certain funds and/or accounts for which such Holder acts as investment advisor) as set forth opposite such Holder’s name on Schedule I and such Exchanged Notes shall be cancelled by the Trustee under the relevant indenture or the amount outstanding under global certificates representing the 2019 Notes and 2024 Notes, as applicable, shall be decreased by the respective amounts of Exchanged Notes delivered.

Section 2.4 Consummation of Closing. All acts, deliveries and confirmations comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery or confirmation of the Closing and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred. For the avoidance of doubt, in no event shall the Holders be required to purchase the First Lien Notes if the Exchange is not concurrently consummated.

Section 2.5 No Transfer of Exchanged Notes After the Closing; No Further Ownership Rights in the Exchanged Notes. Upon consummation of the Closing, all Exchanged Notes (or interests therein) exchanged pursuant to this Agreement shall cease to be transferable and there shall be no further registration of any transfer of any such Exchanged Notes or interests therein. From and after the Closing, the Holders shall cease to have any rights with respect to such Exchanged Notes, including any payments of accrued and unpaid interest, except as otherwise provided for herein or by applicable law. Upon consummation of the Closing the Exchanged Notes shall be deemed cancelled and no longer outstanding.

Section 2.6 Payment of Fees and Expenses. The Company shall have paid on the Closing Date all reasonable and documented legal and advisor fees , including the local counsel firms Jones Walker LLP and Walkers, of the Holders incurred in connection with the Transaction, to the extent invoiced at least one (1) Business Day before the Closing Date in accordance with the terms of (i) that certain letter agreement, dated as of September 26, 2016, by and between Weil, Gotshal and Manges LLP (“Weil”) and the Company and (ii) that certain letter agreement, dated as of November 14, 2016, by and among Weil, Moelis & Company LLC and the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS

The Company and each of the Guarantors represents and warrants to each of the Holders as follows:

Section 3.1 Organization and Good Standing of the Company and its Subsidiaries. The Company is a corporation duly formed, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties, and to enter into this Agreement and perform its obligations hereunder. Each subsidiary of the Company has been duly formed and is validly existing and in good standing (or equivalent status to the extent applicable in the relevant jurisdiction) under the laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to enter into this Agreement and perform its obligations hereunder. The Company and each of its subsidiaries is duly qualified to do business and is in good standing in all jurisdictions wherein such qualification is necessary, except where failure so to qualify would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, management, operations or prospects, financial condition, results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

Section 3.2 Exchange Agreement and Other Transaction Documents. This Agreement, the Second Lien Notes Indenture, the First Lien Notes Indenture, the Intercreditor Agreement, the Second Lien Collateral Documents, the First Lien Collateral Documents, and the other agreements and instruments contemplated hereby and thereby (collectively, the “Transaction Documents”) have been duly and validly authorized by the Company and the Guarantors party thereto, this Agreement has been duly executed and delivered by the Company and the Guarantors and this Agreement is, and the Second Lien Notes Indenture, the First Lien Notes Indenture, the Intercreditor Agreement, the Second Lien Collateral Documents and the First Lien Collateral Documents, when executed and delivered by the Company and the Guarantors party thereto, will be, valid and binding obligations of the Company and the Guarantors party thereto, enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

Section 3.3 First Lien Notes. The First Lien Notes have been duly and validly authorized by the Company, and when the First Lien Notes are executed by the Company and authenticated and delivered pursuant to this Agreement and the First Lien Notes Indenture, the First Lien Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

Section 3.4 Second Lien Notes. The Second Lien Notes have been duly and validly authorized by the Company, and when the Second Lien Notes are executed by the Company and authenticated and delivered in exchange for the Exchanged Notes pursuant to this Agreement and the Second Lien Notes Indenture at the Closing, the Second Lien Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

Section 3.5 Exchange Shares. The Exchange Shares have been duly authorized by the Company; all outstanding shares of capital stock of the Company are, and, when the Exchange Shares have been issued and delivered to the applicable Holder pursuant to the Exchange against delivery of the Exchanged Notes in accordance with the terms of this Agreement on the Closing Date, will be validly issued, fully paid and nonassessable, and the issuance of the Exchange Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

Section 3.6 Title to Properties.

Except (i) to the extent disclosed in the reports filed with, or furnished by the Company to, the Securities and Exchange Commission (the “Commission”) prior to or on the date of this Agreement and publicly available on the date of this Agreement (other than forward-looking disclosures set forth in any risk factor section or similar section, or disclosures relating to forward-looking statements, in each case to the extent they are predictive, cautionary or forward-looking in nature) (the “SEC Filings”) made with the Commission and (ii) as disclosed on Schedule 3.6 hereto:

(a) The Company and its subsidiaries have legal, valid and defensible title to their respective Oil and Gas Properties in each case free from Liens, charges, encumbrances and defects, security interests, charges, mortgages, deeds of trust and hypothecations of any kind other than Permitted Liens (as defined in the First Lien Notes Indenture);

(b) None of the Company or Guarantors own any real property. The Company and Guarantors have good and marketable title to all other properties and assets owned by them, other than Oil and Gas Properties, in each case free from liens, charges, encumbrances and defects other than Permitted Liens (as defined in the First Lien Notes Indenture) and, the Company and the Guarantors hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or currently proposed to be made thereof by them;

(c) None of the Company or any of its subsidiaries own any Oil and Gas Properties except as shown on the Initial Reserves Report or Annex II;

(d) The descriptions of the quantum and nature of the record title and beneficial interests of the Company and its subsidiaries set forth in the Initial Reserves Report or as shown on Annex II include the entire record title and beneficial interests of the Company and its subsidiaries in such asset, and are complete and accurate in all material respects; and

(e) No “back-in” or “reversionary” interests held by third parties exist which could reduce the interests of the Company or its applicable subsidiary set forth in the Initial Reserves Report or set forth on Annex II.

Section 3.7 Non-Contravention. The execution and delivery by the Company of this Agreement and the other Transaction Documents and each other agreement and transaction contemplated hereby or thereby to which the Holders are a party, do not and will not (i) result in any violation of any terms of the charter or certificate of formation or by-laws or limited liability company agreement, as applicable, of the Company or any of its subsidiaries; (ii) conflict with or result in a breach by the Company or any of its subsidiaries of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, its subsidiaries or any of their respective properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision thereof (a “Governmental Body”) or court having jurisdiction over the Company or any of its or its subsidiaries’ properties or assets, except, in the case of (ii) and (iii), as would not, materially and adversely affect the ability of the Company or the Guarantors to perform its obligations under the Transaction Documents, or which are otherwise material in the context of the issuance or sale of the New Securities.

Section 3.8 Consents. No consent, approval, authorization, or order of, or filing with, any Governmental Body or any court is required for the consummation of the transactions contemplated by the Transaction Documents in connection with the issuance and sale of the Exchange Shares, Second Lien Notes and the First Lien Notes by the Company, except for (i) as have been obtained, (ii) as may be necessary to perfect security interests granted pursuant to the Second Lien Collateral Documents and the First Lien Collateral Documents or (iii) as may be required under applicable state securities laws.

Section 3.9 Capitalization. The authorized capital stock of the Company is (a) 2,000,000,000 shares of Common Stock and (b) 200,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable. As of September 30, 2016, there were: (a) 417,333,252 shares of Common Stock outstanding and (b) no shares of Preferred Stock outstanding. Except for shares of Common Stock reserved for future grants or issuances (i) under the Amended and Restated Long Term Incentive Plan of the Company, (ii) under the Annual Incentive Plan of the Company, (iii) under the Cobalt International Energy, Inc. 2015 Long Term Incentive Plan and (iv) upon conversion of the 2019 Notes and 2024 Notes in accordance with the 2019 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture, as applicable, the Company has no shares of Common Stock reserved for issuance except for the shares of Common Stock referenced in the preceding sentence. The Company has good title to all outstanding capital stock or limited liability company interests of its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than Liens to be granted under the Second Lien Collateral Documents and the First Lien Collateral Documents and other liens permitted under the Second Lien Notes Indenture and the First Lien Notes Indenture, and all such capital stock is duly issued, fully paid and non-assessable, to the extent applicable. None of the outstanding shares of capital stock of any subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Company’s 2015 Annual Report (as defined below).

Section 3.10 Financial Statements. The financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Annual Report”), were prepared in accordance with generally accepted accounting principles in effect in the United States from time to time, and fairly present in all material respects the financial positions and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. The financial statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016, were prepared in accordance with generally accepted accounting principles in effect in the United States from time to time, and fairly present in all material respects the financial positions and results of operations of the Company and its subsidiaries at the dates and for the periods indicated.

Section 3.11 Taxes. The Company and its subsidiaries have filed, or have caused to be filed or have requested extensions thereof, all material federal, state, local and foreign tax returns, information statements and reports that they are required to file and such tax returns were true, correct and complete in all material respects. Except as set forth in the Company’s SEC Filings, the Company and its subsidiaries have paid, or made adequate provisions for the payment of, all material taxes, except for any such taxes, assessments, fines or penalties currently being contested in good faith.

Section 3.12 Exchange Act Reports. The Company’s 2015 Annual Report, and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of such fiscal year, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.13 Governmental Approvals. Except as disclosed in the Company’s SEC Filings, the Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the Company’s SEC Filings to be conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.14 Compliance with Environmental Laws. (i)(A) Neither the Company nor any of its subsidiaries is or has been in violation of, or has any liability under, any applicable federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (C) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (D) neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including, but not limited to, at any off-site treatment, storage or disposal site or any formerly owned, operated, or occupied real property, (E) neither the Company nor any of its subsidiaries is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (F) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses; except in each case covered by clauses (A) — (F) such as would not individually or in the aggregate, reasonably be expected to result in the Company or any subsidiary incurring material liabilities; (ii) to the knowledge of the Company there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to result in the Company or any subsidiary incurring material liabilities; (iii) to the knowledge of the Company there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and (iv) except as disclosed in the Company’s SEC Filings, the Company has reasonably concluded that the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations, products and financial condition of the Company and its subsidiaries would not, singly or in the aggregate, reasonably be expected to result in the Company or any subsidiary incurring material liabilities. For purposes of this section, “Hazardous Substances” means (1) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (2) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under applicable Environmental Laws.

Section 3.15 Litigation. Except as disclosed in the Company’s SEC Filings, there are no pending actions, suits or proceedings (including, to the best of the Company’s knowledge, any inquiries or investigations threatened by any court or governmental agency or body, domestic or foreign) against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to (a) have a Material Adverse Effect,(b) result in an Event of Default pursuant to Section 6.01(a)(7)(b) of the First Lien Notes Indenture (without giving effect to clause (c) thereof), (c) would materially and adversely affect the ability of the Company or the Guarantors to perform its obligations under the Transaction Documents, or (d) which are otherwise material in the context of the issuance or sale of the New Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

Section 3.16 Not an Investment Company. Neither the Company nor any Guarantor is, and upon the application of the proceeds of the sale of the First Lien Notes will be, an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17 Margin Stock. The Company is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No proceeds from the sale of the First Lien Notes will be used by the Company to purchase or carry, or to reduce or refinance any debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 3.18 Sarbanes-Oxley. Except as disclosed in the Company’s SEC Filings, there is and has been no failure on the part of the Company, its subsidiaries or any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent such sections are applicable. Since the 2015 Annual Report, except as disclosed in the Company’s SEC Filings, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 3.19 No General Solicitation. The Company is not, none of its affiliates, nor, to the knowledge of the Company, any person acting on their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Second Lien Notes or the First Lien Notes, or any security of the same class or series as the Second Lien Notes or the First Lien Notes or (ii) has offered or will offer or sell the Second Lien Notes or the First Lien Notes in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Section 3.20 DTC. The First Notes and the Second Lien Notes have been declared eligible for clearance and settlement through DTC and have been delivered to the custodian of DTC for distribution to the accounts of applicable DTC participants for each Holder.

Section 3.21 NYSE Listing. The Exchange Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange (the “NYSE”).

Section 3.22 No Material Adverse Change. Except as disclosed in the Company’s SEC Filings, since December 31, 2015, (i) there has been no Material Adverse Effect, (ii) no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries. Since September 30, 2016, the Company has operated its business in the ordinary course consistent with past practice.

Section 3.23 No Registration. Assuming the accuracy of, and compliance with, the representations and warranties of the Holders set forth in Article IV hereof, the offer and sale of the New Securities to the Holders in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof; and it is not necessary to qualify the First Lien Notes Indenture or the Second Lien Notes Indenture under the Trust Indenture Act of 1939, as amended.

Section 3.24 Insurance. The Company and its subsidiaries (i) are insured by insurers with financially sound and reputable insurance companies licensed to provide insurance in the applicable jurisdiction, in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar location, (ii) true and complete copies of all such insurance policies have been provided by the Company to the First Lien Collateral Agent and the Second Lien Collateral Agent, and (iii) the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

Section 3.25 Condition of Assets. All of the assets of the Company and its subsidiaries that are material to the operations of the Company or its subsidiaries are in good order and working condition and suitable for the use thereof, ordinary wear and tear excepted, and there has been no material casualty or loss, or notice of taking or condemnation or equivalent action on the part of any governmental agency or body, with respect thereto and none of the Company or its subsidiaries has reason to believe that any such action is contemplated by any governmental agency or body.

Section 3.26 No Default. No Default or Event of Default (as such terms are defined in the First Lien Notes Indenture and Second Lien Notes Indenture) exists or would result from (i) the execution and delivery by the Company and its subsidiaries of this Agreement and the other Transaction Documents and each other agreement and transaction contemplated hereby or thereby or (ii) the grant or perfection of the Liens on the Collateral in favor of the First Lien Collateral Agent and Second Lien Collateral Agent.

Section 3.27 Sanctions; Anti-Corruption Laws.

Except as disclosed on Schedule 3.27:

(a) The Company and its subsidiaries have implemented and maintain, or cause to be implemented and maintained in effect, policies, and procedures designed to ensure compliance by the Company and its subsidiaries and all directors, officers, employees and agents currently engaged by the Company or its subsidiaries and carrying out activities on their behalf, with applicable Anti-Corruption Laws and applicable Sanctions, and the Company and its subsidiaries and any directors, officers, and employees and, to the knowledge of the Company, its Affiliates, or any agents acting on its behalf, are in compliance with Anti-Corruption Laws and applicable Sanctions.

(b) None of the Company, any subsidiary of the Company, or any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any of its Affiliates or agents acting on its behalf (i) is a Sanctioned Person, (ii) has any of its assets located in a Sanctioned Country; or (iii) derives revenues from investments in, or transactions with, Sanctioned Persons.

(c) None of the Company, any subsidiary of the Company, or any director, officer or employee of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any of its Affiliates or agents acting on its behalf, has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Company and its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in material compliance with the FCPA.

Section 3.28 Sufficient Capital. All indebtedness represented by the First Lien Notes and the Second Lien Notes is being incurred for proper purposes and in good faith; at the Closing, after giving pro forma effect to the Transaction and other good faith assumptions of the Company, the Company and its subsidiaries, taken as a whole on a consolidated basis, will have sufficient capital for carrying on their business.

Section 3.29 Outstanding Indebtedness. As of the Issue Date, there exists no indebtedness of any subsidiary of the Company that is not a Guarantor, other than Permitted Debt (as defined in the First Lien Notes Indenture).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder represents and warrants, severally and not jointly, to the Company as follows:

Section 4.1 Organization and Standing of Holders. Each Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder.

Section 4.2 Exchange Agreement and Other Transaction Documents. This Agreement and each other agreement contemplated hereby to which each Holder is a party has been duly and validly authorized by such Holder. This Agreement has been duly executed and delivered by each Holder, and this Agreement is a valid and binding obligation of each Holder enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally, and except that the enforceability of any indemnification or contribution provisions thereof may be limited under applicable securities laws or the public policies underlying such laws.

Section 4.3 Non-Contravention. The execution and delivery by each Holder of this Agreement and the other documents and transactions contemplated hereby and each other agreement contemplated hereby to which such Holder is a party, do not and will not (i) result in any violation of any terms of the charter documents of such Holder; (ii) conflict with or result in a breach by such Holder of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other material agreement or instrument to which such Holder is a party or by which such Holder or any of its properties or assets is bound or affected or (iii) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any Governmental Body or court having jurisdiction over such Holder or any of its properties or assets, except, in the case of (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, operations, financial condition or results of operations of such Holder and its subsidiaries, taken as a whole.

Section 4.4 Ownership. Each Holder is (i) the sole beneficial owner and/or the investment advisor, authorized representative or manager for the beneficial owners of the Exchanged Notes, the principal amount of which is set forth on its signature page attached hereto, having the power to vote and dispose of such Exchanged Notes on behalf of such beneficial owners and (ii) entitled (for its own account or for the account of certain funds and/or accounts for which it acts as investment advisor) to all of the rights and economic benefits of such Exchanged Notes. There are no outstanding agreements, arrangements or understandings under which such Holder, its nominee or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor may be obligated to transfer any of the Exchanged Notes, other than this Agreement. Each Holder has full power and authority to enter into this Agreement, make the representations and warranties set forth herein and transfer the Exchanged Notes in accordance with the terms hereof on behalf of the beneficial owners of the Exchanged Notes, the principal amount of which is set forth on its signature page hereto.

Section 4.5 Transfers. Each Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer (except for liens or encumbrances in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer), in whole or in part, any portion of its right, title or interests in the Exchanged Notes it beneficially owns, subject to this Agreement, that is inconsistent with the representations and warranties made in Section 4.4 above or that would render such Holder (and the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor) otherwise unable to comply with its obligations under this Agreement.

Section 4.6 Liens. The Exchanged Notes held by each Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) are not subject to any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind (a “Lien”), except for liens or encumbrances in favor of a broker dealer over property in an account with such dealer generally in which an encumbrance is released upon transfer. The execution and delivery of, and the performance by each Holder of its obligations under, this Agreement, will not result in the creation of any Lien upon the Exchanged Notes held by such Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be). Upon the consummation of the Exchange, the Company will acquire the Exchanged Notes to be exchanged by each Holder (or the beneficial owners of the Exchanged Notes for which such Holder acts as investment advisor, as the case may be) free and clear of any Lien.

Section 4.7 No Illegal Transactions. Each of the Holders has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, disclosed to a third party any information regarding the Exchange or engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder became restricted from trading in the Company’s securities. Each of the Holders covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will disclose to a third party any information regarding the Exchange or engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the transactions contemplated by this Agreement are publicly disclosed by the Company. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 4.7, subject to each Holder’s compliance with its obligations under the U.S. federal securities laws and such Holder’s internal policies, (i) “Holder” shall not be deemed to include any employees, subsidiaries, desks, groups or affiliates of each Holder that are effectively walled off by appropriate “Fire Wall” information barriers approved by such Holder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (ii) the foregoing representations and covenants of this Section 4.7 shall not apply to any transaction by or on behalf of an account, desk or group that was effected without the advice or participation of, or such account’s, desk’s or group’s receipt of information regarding the Exchange provided by such Holder.

Section 4.8 Investment Experience. Each Holder has such knowledge and experience in financial and business affairs that such Holder is capable of evaluating the merits and risks of an investment in the Exchange Shares, Second Lien Notes and First Lien Notes. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) is an “accredited investor,” within the meaning of Rule 501 promulgated by the Commission under the Securities Act, and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will acquire the Exchange Shares, Second Lien Notes and First Lien Notes for its own account (or for the account of certain funds and/or accounts for which such Holder acts as investment advisor), for investment, and not with a view to or for sale in connection with any distribution thereof in violation of the registration provisions of the Securities Act or the rules and regulations promulgated thereunder. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that the Exchange Shares, Second Lien Notes and First Lien Notes are being issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and each Holder’s compliance (and the compliance of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) with, the representations, warranties, agreements, acknowledgments and understandings of such Holder (on its own behalf and on behalf of each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) to acquire the Exchange Shares, Second Lien Notes and First Lien Notes. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) acknowledges that no representations, express or implied, are being made with respect to the Company, the Exchange Shares, Second Lien Notes and First Lien Notes, or otherwise, other than those expressly set forth herein. In making its decision to invest in the Exchange Shares, Second Lien Notes and First Lien Notes hereunder, such Holder has relied upon independent investigations made by such Holder and, to the extent believed by such Holder to be appropriate, such Holder’s representatives, including such Holder’s own professional, tax and other advisors. Each Holder and its representatives have been given the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the terms and conditions of the investment in the Exchange Shares, Second Lien Notes and First Lien Notes. Each Holder has reviewed, or has had the opportunity to review, all information it deems necessary and appropriate for such Holder to evaluate the financial risks inherent in an investment in the Exchange Shares, Second Lien Notes and First Lien Notes and has had sufficient time to evaluate the Exchange. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) understands that its investment in the Exchange Shares, Second Lien Notes and First Lien Notes involves a high degree of risk and that no Governmental Body has passed on or made any recommendation or endorsement of the Exchange Shares, Second Lien Notes and First Lien Notes.

Section 4.9 Restricted Securities. Each Holder has been advised by the Company that (i) the offer and sale of the New Securities has not been registered under the Securities Act; (ii) the offer and sale of the New Securities is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) under the Securities Act; and (iii) there is currently no established market for the Second Lien Notes or First Lien Notes. Each Holder is familiar with Rule 144 promulgated by the Commission under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Holder (and each beneficial owner of the Exchanged Notes for which such Holder acts as investment advisor) will only sell or otherwise transfer the First Lien Notes and Second Lien Notes in accordance with the First Lien Notes Indenture or Second Lien Notes Indenture, as applicable. None of the Holders is an “affiliate” (as that term is defined in Rule 144(a)(1) under the Securities Act) of the Company or has been an “affiliate” of the Company during the preceding three (3) months of the date hereof.

ARTICLE V

CLOSING DELIVERABLES OF THE COMPANY

In addition to those items described in Section 2.3, the obligation of each Holder to purchase the First Lien Notes and to exchange the Exchanged Notes for the Exchange Shares and Second Lien Notes is conditioned upon the delivery of the following (any or all of which may be waived by such Holder in its sole discretion):

(a) the First Lien Notes Indenture, duly executed by the Company, the First Lien Trustee, and the First Lien Collateral Agent;

(b) the Second Lien Notes Indenture, duly executed by the Company, the Second Lien Trustee and the Second Lien Collateral Agent;

(c) the First Lien Collateral Documents, duly executed by the Company, certain subsidiaries of the Company, the First Lien Trustee, and the First Lien Collateral Agent;

(d) the Second Lien Collateral Documents, duly executed by the Company, certain subsidiaries of the Company, the Second Lien Trustee and the Second Lien Collateral Agent;

(e) the Intercreditor Agreement, duly executed by the First Lien Collateral Agent, the Second Lien Collateral Agent and the borrowers and obligors named therein;

(f) each other item listed on Annex I hereto; and

(g) a legal opinion of Davis Polk & Wardwell LLP, counsel for the Company, in the form of Exhibit G hereto.

ARTICLE VI

CLOSING DELIVERABLES OF THE HOLDERS

In addition to those items described in Section 2.3, the obligation of the Company to issue and sell the First Lien Notes and exchange the Exchanged Notes for the Exchange Shares and Second Lien Notes is conditioned upon the delivery of each Holder’s payment for the First Lien Notes in the amount as set forth opposite such Holder’s name on Schedule I (which may be waived by the Company in its sole discretion).

ARTICLE VII

CERTAIN COVENANTS AND AGREEMENTS OF THE PARTIES

Section 7.1 Further Actions by Holder. Each Holder shall, at the written request of the Company, at any time and from time to time following the Closing execute and deliver to the Company all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.

Section 7.2 Further Action by the Company. The Company shall, at the written request of any Holder, at any time and from time to time following the Closing execute and deliver to such Holder all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to confirm or carry out its obligations under this Agreement.

Section 7.3 Best Efforts. The Company and the Holders shall use their respective best efforts (subject to standards of commercial reasonableness) to consummate the transactions contemplated to be performed by it under this Agreement.

Section 7.4 Tax Treatment. The parties intend that the exchange of the Exchanged Notes for the New Securities be treated as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and the parties shall file all applicable tax returns in a manner consistent with such tax treatment, unless otherwise required by applicable law.

Following the Closing, the Company shall, within a reasonable period after a request by any Holder provide such Holder with a statement informing the Holder whether as of the Closing Date its Exchanged Notes constitute “U.S. real property interests” in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(1). If the Company does not provide such a statement within a reasonable period in accordance with Treasury Regulations Section 1.897-2(h)(1)(i), the Company shall cooperate in good faith and provide such assistance and information regarding the assets and liabilities of the Company as is reasonably requested by the Holders for the Holders to determine the tax consequences to them (or their direct or indirect equity holders) of the exchange of the Exchanged Notes for the New Securities under Section 897 of the Internal Revenue Code of 1986.

Section 7.5 Publicity. The Company and the Holders agree that promptly following the Closing, the Company will issue a press release, substantially in the form attached hereto as Exhibit I.

Section 7.6 Use of Proceeds. The Company shall not use, and shall procure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, either directly or indirectly, the proceeds from the sale of the First Lien Notes in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws or in furtherance of any payment to any Sanctioned Person or otherwise in violation of the Sanctions laws.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing by any party if the transactions contemplated by this Agreement are not consummated in accordance with their terms within 15 days after the date hereof; provided, however, that a party hereto shall not have the right to terminate this Agreement if the failure to consummate the transactions contemplated by this Agreement shall be primarily attributable to such party’s failure to satisfy its obligations hereunder; provided further that the provisions of Sections 7.5 and 9.1 shall survive any such termination of this Agreement.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification.

(a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder and its affiliates, and in each case, their respective officers, directors, employees, controlling persons (within the meaning of the Securities Act or the Exchange Act) and agents (each, an “Indemnified Holder”), against any loss, claim, damage, liability or out-of-pocket expense (including reasonable attorneys’ fees), as incurred, if any (collectively, “Losses”), arising out of or relating to this Agreement and the transactions contemplated hereby, other than Losses relating to (i) taxes, (ii) to the extent finally determined by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Holder, from a willful and material breach by a Holder of its obligations under this Agreement or from a claim solely among the Indemnified Holders or (iii) a claim brought by or on behalf of another holder of 2019 Notes or 2024 Notes to the extent arising from actions taken by any Indemnified Holder prior to the date of this Agreement that has not been disclosed to the Company prior to the date hereof.

(b) Promptly after receipt by an Indemnified Holder under this Section 9.1 of notice of the commencement of any action, such Indemnified Holder will, if a claim in respect thereof is to be made against the Company under this Section 9.1, notify the Company in writing of the commencement thereof, but the failure to notify the Company will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the Company of substantial rights and defenses. In case any such action is brought against any Indemnified Holder and such Indemnified Holder seeks or intends to seek indemnity from the Company, the Company will be entitled to participate in, and, to the extent that it shall elect, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense thereof; provided, however, if the defendants in any such action include both the Indemnified Holder and the Company and the Company or the Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the Company and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to them and/or other Indemnified Holders that are different from or additional to those available to the Company, the Indemnified Holder or Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Holders. Upon receipt of notice from the Company to such Indemnified Holder of the Company’s election so to assume the defense of such action and approval by the Indemnified Holder of counsel, the Company will not be liable to such Indemnified Holder for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless (i) the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that in connection with any such action the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) representing the Indemnified Holders who are parties to such action) or (ii) the Company shall not have employed counsel reasonably satisfactory to the Indemnified Holder to represent the Indemnified Holder within a reasonable time after notice of commencement of the action.

(c) The Company shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Holder against any Loss by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement in any pending or threatened action, suit or proceeding in respect of which any Indemnified Holder is or could have been a party and indemnity was or could have been sought hereunder by such Indemnified Holder, unless such settlement, compromise or consent (x) includes an unconditional release of such Indemnified Holder from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Holder.

(d) If the indemnification provided for in this Section 9.1 is for any reason unavailable to or otherwise insufficient to hold harmless the Indemnified Holder in respect of any Loss referred to therein, then the Company shall contribute to the aggregate amount paid or payable by such Indemnified Holder, as incurred, as a result of any Loss referred to therein:

(i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, pursuant to this Agreement, or

(ii) if the allocation provided by Section 9.1(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9.1(d)(i) above but also the relative fault of the Company, on the one hand, and the Holders, on the other hand, as well as any other relevant equitable considerations.

The Company and each of the Holders agree that it would not be just and equitable if contribution pursuant to this Section 9.1(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.1. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 9.1(d) are several and not joint.

(e) The provisions of this Section 9.1 will survive the Closing.

ARTICLE X

MISCELLANEOUS

Section 10.1 Survival of Representations. The representations, warranties, covenants and agreements of the Company and each of the Holders contained in this Agreement or in any certificate furnished hereunder shall survive the Closing.

Section 10.2 Prior Agreements. Except as set forth in the Confidentiality Agreements by and between the Company and each of the Holders, this Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes any prior representations, understandings or agreements. There are no representations, warranties, agreements, conditions or covenants, of any nature whatsoever (whether express or implied, written or oral) between the parties hereto with respect to such subject matter except as expressly set forth herein.

Section 10.3 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision or the validity and enforceability of this Agreement in any other jurisdiction.

Section 10.4 Governing Law; Jurisdiction. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. All actions or proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal court of the United States of America sitting in the City of New York, Borough of Manhattan; provided, however, that if such federal court does not have jurisdiction over such action or proceeding, such action or proceeding shall be heard and determined exclusively in any state court sitting in the City of New York, Borough of Manhattan. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in City of New York, Borough of Manhattan, for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

Section 10.5 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.6 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of, or affect the interpretation of, this Agreement.

Section 10.7 Certain Definitions. Capitalized terms in this Agreement shall have the meanings specified below, or as specified elsewhere in this Agreement, for all purposes hereof. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(i) “Affiliate” means, with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified person.

(ii) “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and each of its subsidiaries from time to time concerning or relating to bribery or corruption, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the FCPA or any other law, rule or regulation of similar purpose and scope.

(iii) “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

(iv) “FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

(v) “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

(vi) “Governmental Requirements” means, as of the date of determination thereof, all applicable laws, ordinances, rules, regulations, judgments, interpretations, policy orders, decrees or similar forms of decision of any Governmental Authority.

(vii) “Heidelberg Field” means all of Green Canyon Block 859 Unit-Federal Unit No. 754311007, effective May 1, 2011, which is presently comprised of Green Canyon Blocks 859, 903, 904 and 948.

(viii) “Hydrocarbons” means oil, gas, coal seam gas, coalbed methane, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by¬ products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulphur, geothermal steam, water, carbon dioxide, helium, and other minerals, ores, or substances of value and the products and proceeds therefrom, but excluding: (a) coal or bituminous shales or other stratified deposits from which oil can be extracted by destructive distillation, and (b) any substance unavoidably lost in the production thereof or used in conformity with good industry practice for drilling and the production operations (including gas injection, fuel, secondary recovery pressure maintenance, re-pressuring or re-cycling operations) conducted for the purpose of winning and saving such substances but only for the duration of such use.

(ix) “Hydrocarbon Interests” means rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, mineral term interests, subleases, farm-outs, overriding royalty and royalty interests, net profit interests, carried interests, back-in interests, reversionary interests, production payment interests, and other similar mineral interests, including any reserved or residual interests of whatever nature.

(x) “Independent Engineering Consultant” means, in the case of the Initial Reserves Report, Netherland, Sewell & Associates, Inc., or, in all other cases, such other reputable independent Hydrocarbons engineer or other expert as may be approved by the Holders (acting reasonably and in consultation with the Company).

(xi) “Initial Reserves Report” means the reserves report by the Independent Engineering Consultant in relation to the Heidelberg Field and delivered as a condition precedent pursuant to Annex I.

(xii) “Oil and Gas Properties” means all Hydrocarbon Interests, including without limitation, equity or other ownership interests directly or indirectly therein, and any interests in any concession or license to explore or produce oil and natural gas and interests pooled or unitized therewith.

(xiii) “Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions.

(xiv) “Sanctioned Person” means, at any time, any person that is:

(a) listed on, or acting on behalf of, a person listed on any Sanctions List;

(b) organized or resident in a Sanctioned Country; or

(c) owned or controlled by any such person or persons described in the foregoing paragraphs (a) or (b).

(xv) “Sanctions” means economic or financial sanctions or trade embargoes or related restrictive measures enacted, imposed, administered or enforced from time to time by a Sanctions Authority.

(xvi) Sanctions Authority” means:

(a) the United Nations Security Council;

(b) the United States of America;

(c) the European Union;

(d) the United Kingdom (together, “Sanctions Authorities”).

(xvii) Sanctions List” means:

(a) the Specially Designated Nationals and Blocked Persons list maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or any list of designated persons maintained by the U.S. Department of State;

(b) the Denied Persons List maintained by the US Department of Commerce;

(c) the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by Her Majesty’s Treasury;

(d) the European Union’s lists of restrictive measures against persons and entities issued pursuant to its Common Foreign and Security Policy, for which a consolidated list is provided on the website of the European External Action Service, as well as any publicly-available implementing or additional lists of restrictive measures against persons or entities issued by any of its member states in which a Secured Party is operating, organized or resident;

or any other similar list issued or maintained by, or public announcement of a Sanctions designation made by, a Sanctions Authority of persons the target or subject of Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.

Section 10.8 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

Section 10.9 Assignment; Binding Effect. Each Holder shall not convey, assign or otherwise transfer any of its rights or obligations under this Agreement without the express written consent of the Company, and the Company shall not convey, assign or otherwise transfer any of its rights and obligations under this Agreement without the express written consent of each Holder. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.10 Waiver; Remedies. No delay on the part of any Holder or the Company in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any Holder or the Company of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege of such party under this Agreement, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 10.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12 Amendment. This Agreement may be modified or amended only by written agreement of each of the parties to this Agreement.

Section 10.13 Notice. Any notice or communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or by electronic transmission or by registered or certified first-class mail or courier service, to the following addresses, or such other addresses as may be furnished hereafter by notice in writing, as follows:

if to the Company:

Cobalt International Energy, Inc.

Cobalt Center

920 Memorial City Way, Suite 100

Houston, Texas 77024

Attention: General Counsel

Email: jeff.starzec@cobaltintl.com

with copies to:

Kirkland & Ellis LLP

600 Travis St., Suite 3300

Houston, Texas 77002

Attention: Matthew R. Pacey

Facsimile: (713) 835-3601

Email: matt.pacey@kirkland.com

and

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, N.Y. 10017

Attention: Byron B. Rooney

Facsimile: (212) 701-5658

Email: byron.rooney@davispolk.com

if to the Holders:

As set forth on each Holder’s signature page hereto.

with copies to:

Weil Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Matt Barr and Heather L. Emmel

Facsimile: (212) 310-8007

Email: matt.barr@weil.com

            heather.emmel@weil.com

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ David D. Powell
Name:	David D. Powell
Title:	Chief Financial Officer and Executive Vice President

COBALT INTERNATIONAL ENERGY GP, LLC

By:	/s/ David D. Powell
Name:	David D. Powell
Title:	Authorized Officer

COBALT INTERNATIONAL ENERGY, L.P.
By:	Cobalt International Energy GP, LLC, its general partner

By:	/s/ David D. Powell
Name: David D. Powell
Title: Authorized Officer

COBALT GOM LLC

By:	/s/ David D. Powell
Name: David D. Powell Title: Authorized Officer

COBALT GOM #1 LLC

By:	/s/ David D. Powell
Name: David D. Powell Title: Authorized Officer

COBALT GOM #2 LLC

By:	/s/ David D. Powell
Name: David D. Powell Title: Authorized Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	YORK CAPITAL MANAGEMENT GLOBAL ADVISORS, LLC,
on behalf of funds and/or accounts managed and/or advised by it and/or its affiliates

	By:	/s/ Richard P. Swanson
	Name:	Richard P. Swanson
	Title:	General Counsel

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	ALLIANZ GLOBAL INVESTORS

	By:	/s/ Justin Kass
	Name:	Justin Kass
	Title:	Managing Director

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	ARISTEIA CAPITAL, L.L.C.
As Investment Manager to Advised Funds

	By:	/s/ William R. Techar
	Name:	William R. Techar
	Title:	Manager

	By:	/s/ Andrew B. David
	Name:	Andrew B. David
	Title:	Chief Operating Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	SOUTHPAW CREDIT OPPORTUNITY MASTER FUND LP
By: Southpaw GP LLC, its General Partner

	By:	/s/ Kevin Wyman
	Name:	Kevin Wyman
	Title:	Managing Member

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	JMB CAPITAL PARTNERS MASTER FUND, L.P.
By: Smithwood Partners, LLC, as General Partner

	By:	/s/ Michelle Lynd
	Name:	Michelle Lynd
	Title:	Authorized Signatory

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	MONTROSE CREDIT I, LLC
BY: ETON PARK CAPITAL MANAGEMENT, L.P., ITS INVESTMENT MANAGER

	By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	Deputy General Counsel

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	MONTROSE CREDIT II, LLC BY: ETON PARK CAPITAL MANAGEMENT, L.P., ITS INVESTMENT MANAGER

	By:	/s/ Shailini Rao
	Name:	Shailini Rao
	Title:	Deputy General Counsel

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	HOTCHKIS AND WILEY VALUE OPPORTUNITIES FUND

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Hotchkis and Wiley Value Opportunities Fund

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	HOTCHKIS AND WILEY HIGH YIELD FUND

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Hotchkis and Wiley Value High Yield Fund

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	SAN DIEGO COUNTY EMPLOYEES RETIREMENT ASSOCIATION

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the San Diego County Employees Retirement Association

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	HOTCHKIS AND WILEY CAPITAL INCOME FUND

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Hotchkis and Wiley Capital Income Fund

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	SANTA BARBARA COUNTY EMPLOYEES RETIREMENT SYSTEM

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Santa Barbara County Employees Retirement System

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	NATIONAL ELEVATOR INDUSTRY PENSION PLAN

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the National Elevator Industry Pension Plan

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	TEXAS COUNTY AND DISTRICT RETIREMENT SYSTEM

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Texas County and District Retirement System

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	GOVERNMENT OF GUAM RETIREMENT FUND

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the Government of Guam Retirement Fund

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	UNIVERSITY OF DAYTON

	By:	/s/ Anna Marie Lopez
	Name:	Anna Marie Lopez
	Title:	Chief Operating Officer of Hotchkis and Wiley Capital Management, LLC, as investment advisor for the University of Dayton

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016

PIONEER FUNDS — U.S. HIGH YIELD

PIONEER GLOBAL HIGH YIELD FUND

PIONEER HIGH YIELD FUND

VY PIONEER HIGH YIELD PORTFOLIO

PIONEER OBBLIGAZIONARIO GLOBALE HIGH YIELD A

DISTRIBUZIONE

PIONEER FUNDS — GLOBAL HIGH YIELD

PIONEER FUNDS — STRATEGIC INCOME

PIONEER MULTI-ASSET INCOME FUND

PIONEER STRATEGIC INCOME FUND

PIONEER HIGH YIELD VCT PORTFOLIO

By: Pioneer Investment Management, Inc., as adviser to each Holder above

	By:	/s/ Will Taylor
	Name:	Will Taylor
	Title:	Vice President

william.taylor@pioneerinvestments.com

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	GRAHAM MACRO STRATEGIC LTD.

	By:	/s/ Paul Sedlack
	Name:	Paul Sedlack
	Title:	Chief Operating Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	PINE RIVER BAXTER FUND LTD.
By: Pine River Capital Management LP, its Investment Manager

	By:	/s/ Nick Nusbaum
	Name:	Nick Nusbaum
	Title:	Chief Financial Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	PINE RIVER CONVERTIBLES MASTER FUND LTD.
By: Pine River Capital Management LP, its Investment Manager

	By:	/s/ Nick Nusbaum
	Name:	Nick Nusbaum
	Title:	Chief Financial Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	PINE RIVER MASTER FUND LTD.
By: Pine River Capital Management LP, its Investment Manager

	By:	/s/ Nick Nusbaum
	Name:	Nick Nusbaum
	Title:	Chief Financial Officer

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	BayCity Event Driven Opportunities Master Fund, L.P.
BayCity Long-Short Credit Master Fund, LTD.
BayCity Credit Opportunities Fund, L.P.,
Nuveen Symphony Credit Opportunities Fund
Nuveen Symphony Dynamic Credit Fund
Nuveen Symphony High Yield Bond Fund

By: Symphony Asset Management LLC, on behalf of each of the above

	By:	/s/ James Kim
	Name:	James Kim
	Title:	Co-Head of Credit Research

Signature Page to Exchange Agreement

NAME OF HOLDER:

Date: December 6, 2016	LONESTAR PARTNERS, LP
By: Lonestar Capital Management, LLC, its Investment Adviser

	By:	/s/ Yedi Wong
	Name:	Yedi Wong
	Title:	Chief Financial Officer

Signature Page to Exchange Agreement

Schedule I

Schedule 3.6

The sale of our interests in Blocks 20 and 21 offshore Angola is subject to Angolan government approval, and such sale may be delayed or may not be consummated. In addition, pursuant to the terms of the purchase and sale agreement governing such sale, we are obligated to transfer our interests in Block 20 and 21 prior to receipt of all consideration for such transfer.

On August 22, 2015, we executed a purchase and sale agreement (the “Purchase and Sale Agreement”) with Sociedade Nacional de Combustíveis de Angola—Empresa Pública (“Sonangol”) for the sale to Sonangol of the share capital of certain of our indirect, wholly-owned subsidiaries which hold our working interests in each of Blocks 20 and 21 offshore Angola. The consummation of this sale is subject to approval by the Angolan Ministry of Petroleum pursuant to the Angolan Petroleum Activities Law. If such approval is not received within one year from the execution date of the Purchase and Sale Agreement, this agreement will automatically terminate and any obligations executed by the parties thereto shall be restituted in order to put such parties in their original positions as if no agreement had been executed. There can be no assurance that such Angolan government approval will be forthcoming within the required time period. In addition, the closing of the sale of our interests in Blocks 20 and 21 could be delayed or ultimately not consummated for a variety of reasons, which could have a material adverse effect on our business, financial condition and results of operations.

If the closing of the sale of our interests in Blocks 20 and 21 is not consummated or is delayed indefinitely, we would need to renegotiate our license agreements governing Blocks 20 and 21 with Sonangol to provide for adjusted development schedules and other timelines. There can be no assurance that we will be able to renegotiate such agreements on favorable terms or at all. Such failure could materially adversely affect the value of such licenses. In addition, the Angolan government passed Presidential Decree No. 212/15 on December 2, 2015, which established a new Block 20/15 concession area covering our Lontra discovery. Such Presidential Decree ostensibly conflicts with our rights to develop oil from the Lontra discovery under the Block 20 PSC. Accordingly, it is unclear what effect the passage of this Presidential Decree has on our rights to develop Lontra under the Block 20 PSC, although we are working with Sonangol to understand its significance given the pending Angola Transaction (as defined below). Should the closing of the sale of our interests in Blocks 20 and 21 be delayed or ultimately not consummated, we would need to resolve this potential conflict caused by the Presidential Decree. Any such resolution may not be favorable to us. As such, failure to consummate the closing of the sale of our interests in Blocks 20 and 21 could have a material adverse effect on our business, results of operations and financial condition, including our ability to service and/or repay our substantial existing indebtedness.

Pursuant to the Purchase and Sale Agreement, we are required to provide certain transition services to Sonangol, which may include continuing to support operations on Blocks 20 and 21 on a no-profit no-loss basis until Sonangol nominates a new operator or operators of such blocks, despite the fact that we may have already transferred the share capital of our subsidiaries holding our working interests in Blocks 20 and 21 to Sonangol. The duration of this transition period could be lengthy and require us to devote a substantial amount of resources to maintain operations on Blocks 20 and 21, which could have a material adverse effect on our business, financial condition or results of operations, and we may not be indemnified against any losses or liabilities that we may incur during the transition period. Furthermore, there can be no assurance that Sonangol will be able to nominate a new operator(s) for such blocks in a timely manner, which may delay the timing of required Angolan government approvals and the consummation of the sale of our interests in Blocks 20 and 21.

The consideration payable by Sonangol for our interests in Blocks 20 and 21 is to be paid in three installments. Should Angolan government approval for the sale be obtained, and should Sonangol pay the first two installments and reimburse us for our share of the costs attributable to Blocks 20 and 21 from the period from January 1, 2015 through the date upon which we receive the Angolan government approvals, we are obligated under the terms of the Purchase and Sale Agreement to transfer the share capital of our subsidiaries holding our working interests in Blocks 20 and 21 to Sonangol. The third installment, in an amount of $200 million, is due within the earlier of 30 days following the execution of a transfer of operations agreement, which will contain terms and conditions governing the transition of operations on each of Block 20 and Block 21 from us to a new operator(s), or one year from the execution of the Purchase and Sale Agreement. This third installment may not become payable until after the consummation of the transfer of our working interests. Should this occur, we would be subject to the risk that such third installment amount is not paid in full, or at all, or becomes subject to renegotiation. The Purchase and Sale Agreement is governed by the laws of the Republic of Angola and requires any disputes thereunder to be settled by arbitration. There can be no assurance that we would be successful in enforcing our rights under the Purchase and Sale Agreement. Any delays in the receipt, or failure to receive, the full amount of the consideration set forth in the Purchase and Sale Agreement could have a material adverse effect on our business, results of operations and financial condition, including our ability to service and/or repay our substantial existing indebtedness.

Under the terms of our various license agreements, we are required to drill wells, declare any discoveries and conduct certain development activities in order to retain exploration and production rights and failure to do so may result in substantial license renewal costs or loss of our interests in these license areas.

In order to protect our exploration and production rights in our license areas, we must meet various drilling and declaration requirements. In general, unless we make and declare discoveries within certain time periods specified in our various license agreements and leases, our interests in the undeveloped parts of our license (as is the case in Angola and Gabon) or the whole block (as is the case in the deepwater U.S. Gulf of Mexico) areas may lapse and we may be subject to significant penalties or be required to make additional payments in order to maintain such licenses. For example, pursuant to the terms of the Risk Services Agreement with Sonangol for Block 9 offshore Angola, the initial exploration period with respect to Block 9 offshore Angola will terminate on March 1, 2016 and, on such date we will lose our license on Block 9. Pursuant to the Risk Services Agreement with Sonangol for Block 21 offshore Angola and Executive Decree No. 259/15, the initial exploration period on Block 21 expires on March 1, 2017. Under the Production Sharing Contract governing Block 20 offshore Angola (the “Block 20 PSC”), in order to preserve our rights in the block, we will be required to drill four exploration wells within five years of the signing of the Block 20 PSC, or January 1, 2017, subject to certain extensions. If the Angola Transaction is not ultimately consummated and we are unable to favorably renegotiate such license terms, we may be unable to meet such deadlines and may lose our exploration rights on Blocks 20 and 21.

Furthermore, as required by our license agreements in Angola, within thirty days following a successful exploration well, we are required to submit a declaration of commercial well to Sonangol. Within two years after the date of the declaration of commercial well, we must submit to Sonangol a formal declaration of commercial discovery. Within three months from the declaration of commercial discovery, we are required to submit a development plan to Sonangol and the Angola Ministry of Petroleum for review and approval. Within forty-two months after the formal declaration of commercial discovery, we are required to commence first production from such discovery. Our failure or inability to meet these deadlines could jeopardize our production rights or result in forfeiture of our production rights with respect to these projects, which would have a material adverse effect on our results of operations and financial condition, as well as on the market price of our common stock.

If the Angola Transaction is ultimately not consummated, certain drilling and declaration requirements will be very difficult to achieve with respect to our Cameia, Orca and Lontra discoveries and may require the need to renegotiate our various license agreements governing Blocks 20 and 21 offshore Angola with Sonangol. The deadline to file a declaration of commercial discovery with respect to our Lontra discovery was December 20, 2015. Given the pending Angola Transaction, we did not meet that deadline, although we requested an extension of this deadline from Sonangol and such extension was denied. Furthermore, Presidential Decree No. 212/15 was passed on December 2, 2015 which established a new Block 20/15 concession area covering our Lontra discovery. It is unclear what effect the passage of this Presidential Decree has on our rights under the Block 20 PSC with respect to our Lontra discovery. If the Angola Transaction is not ultimately consummated, Presidential Decree Laws may need to be passed in Angola, along with the renegotiation of our Block 20 PSC, in order to preserve our development rights with respect to Lontra. In light of (i) the apparent conflict between Presidential Decree No. 212/15 and our rights under the Block 20 PSC and (ii) the denial of our request for an extension of the declaration of commercial discovery deadline with respect to Lontra, we have elected to impair the value of our Lontra discovery included within current assets held for sale, as reflected in our consolidated financial statements as of December 31, 2015.

In addition, most of our deepwater U.S. Gulf of Mexico blocks have a 10-year primary term, expiring between 2016 and 2025. Generally, we are required to commence exploration activities or successfully exploit our properties during the primary lease term in order for these leases to extend beyond the primary lease term. A portion of the leases covering our Shenandoah and Anchor discoveries are beyond their primary term, and the operator must conduct continuous operations or obtain a Suspension of Production in order to maintain such leases. The primary terms of certain leases covering our North Platte project are scheduled to expire in October 2016. If we fail to conduct continuous operations at North Platte following such date or we fail to obtain a Suspension of Production, such leases mayterminate. In addition, certain of our targeted exploration prospects, including our Goodfellow prospect, have leases that expire within the next year and even if we were to commence exploration activities prior to lease expiration, we could be required to conduct continuous operations on those prospects if the initial exploration were to be successful. This requirement to conduct continuous drilling operations may cause us to relinquish such leases despite the fact that an exploration well on such leases was successful. Accordingly, we and our partners may not be able to drill all of the prospects identified on our leases or licenses prior to the expiration of their respective terms and we can make no assurances that we, or the operator of the discoveries in which we hold a non-operated interest, will be able to successfully perpetuate leases through continuous operations or obtaining a Suspension of Production. Should the prospects we have identified under the licenses or leases currently in place yield discoveries, we cannot assure you that we will not face delays in drilling these prospects or otherwise have to relinquish these prospects. The costs to maintain licenses over such areas may fluctuate and may increase significantly since the original term, and we may not be able to renew or extend such licenses on commercially reasonable terms or at all. Our actual drilling activities may therefore materially differ from our current expectations, which could adversely affect our business. For each of our blocks and license areas, we cannot assure you that any renewals or extensions will be granted or whether any new agreements or leases will be available on commercially reasonable terms, or, in some cases, at all.

We may be required to pay a material cash sum to Whitton Petroleum Services Limited (“Whitton”) in connection with the closing of the sale of our interests in Blocks 20 and 21 offshore Angola.

On February 13, 2009, we entered into a restated overriding royalty agreement (the “Royalty Agreement”) with Whitton. Pursuant to the terms of the Royalty Agreement, in consideration for Whitton’s consulting services in connection with Blocks 9, 20 and 21 offshore Angola and our business and operations in Angola, Whitton is to receive quarterly payments (measured in U.S. Dollars) equal to 2.5% of the market price of our share of the crude oil produced in such quarter and not used in petroleum operations, less the cost recovery crude oil, assuming the applicable government contract is a production sharing agreement. If the applicable government contract is a risk services agreement and not a production sharing agreement (which is the case with respect to Blocks 9 and 21), pursuant to the Royalty Agreement, we have undertaken to agree with Whitton an economic model (the “RSA Economic Model”) containing terms equivalent to those in such risk services agreement and using actual production and costs. The RSA Economic Model has not yet been agreed with Whitton. If we assign all of our interests in such Blocks, Whitton may, depending on the option we elect, have the right to receive the market value of its rights and obligations under the Royalty Agreement, based upon the amount in cash a willing transferee of such rights and obligations would pay a willing transferor in an arm’s length transaction. Given potential issues regarding how such market value of Whitton’s rights and obligations under the Royalty Agreement could be calculated, including, without limitation, outstanding issues related to the RSA Economic Model, the amount of any such payment that could be owed to Whitton upon consummation of the sale of our interests in Blocks 20 and 21 offshore Angola is uncertain, but may be significant. Resolution of any such payment may include an expert determination of such cash value payment. We can make no assurance that any results from an expert determination process will be favorable to us. If we are ultimately required to pay a significant sum under the Royalty Agreement, our business and financial condition could be adversely affected.

If the Angola Transaction does not close or we are unable to sell our Angola assets on acceptable terms to another third party, our liquidity will be materially adversely impacted.

In August 2015, we executed the Purchase and Sale Agreement with Sonangol for the sale of our working interests in Blocks 20 and 21 offshore Angola (the “Angola Transaction”). On July 26, 2016, our Chief Executive Officer met with Sonangol’s Chairwoman of the Board of Directors Isabel dos Santos and members of her executive team in Luanda, Angola to discuss the status of the Angolan Transaction. At this meeting, it was jointly agreed with Sonangol that we would market our working interests in Blocks 20 and 21 for sale by us to a third party other than Sonangol. On August 1, 2016, we received a letter from Chairwoman Isabel dos Santos confirming Sonangol’s support of such marketing and sale process. We therefore believe that it is unlikely that the Angola Transaction will close pursuant to the terms of the Purchase and Sale Agreement and believe that it is likely that the Purchase and Sale Agreement will automatically terminate on August 22, 2016. In such a case, the Purchase and Sale Agreement provides that the parties are to be restituted in order to put them in their original positions as if no agreement had been executed. We plan to work with Sonangol to understand and agree on the financial and operational implications of this provision, including with respect to development schedules and other timelines. There can be no assurance that we will be able to do so and such failure could materially adversely affect the value of our licenses and our ability to sell them. The inability to close the Angola Transaction or sell our Angola assets to another third party on acceptable terms, or at all, or the repayment of the initial payment of $250 million to Sonangol, would each have a material adverse impact on our liquidity position.

As previously disclosed, on February 13, 2009, the Company entered into a restated overriding royalty agreement (the “Royalty Agreement”) with Whitton Petroleum Services Limited (“Whitton”). Pursuant to the terms of the Royalty Agreement, in consideration for Whitton’s consulting services in connection with Blocks 9, 20 and 21 offshore Angola and the Company’s business and operations in Angola, Whitton is to receive quarterly payments (measured in U.S. Dollars) equal to 2.5% of the market price of the Company’s share of the crude oil produced in such quarter and not used in petroleum operations, less the cost recovery crude oil, assuming the applicable government contract is a production sharing agreement. If the applicable government contract is a risk services agreement and not a production sharing agreement (which is the case with respect to Blocks 9 and 21), pursuant to the Royalty Agreement, the Company and Whitton will likely need to agree upon an economic model containing terms equivalent to those in such risk services agreement and using actual production and costs. Should the Company assign all of its interest in such Blocks to a third party, Whitton may, depending on the option the Company elects, have the right to receive the market value of its rights and obligations under the Royalty Agreement, based upon the amount in cash a willing transferee of such rights and obligations would pay a willing transferor in an arm’s length transaction. Given potential issues regarding how such market value of Whitton’s rights and obligations under the Royalty Agreement could be calculated, the amount of any such payment that could be owed to Whitton upon consummation of any sale of the Company’s working interests in Block 20 and 21 is uncertain, but may be significant.

In July 2016, the Bureau of Ocean Energy Management (“BOEM”) announced updated financial assurance and risk management requirements of offshore leases, which may increase our cost of operations or have a material adverse effect on our liquidity and impair our ability to operate in the U.S. Gulf of Mexico.

On July 14, 2016, the BOEM announced updated financial assurance and risk management requirements for offshore leases. The Notice to Lessees No. 2016-N01 (“NTL”) details procedures to determine a lessee’s ability to carry out its lease obligations – primarily the decommissioning of Outer Continental Shelf (OCS) facilities – and whether to require lessees to furnish additional financial assurance. The NTL provides updated criteria for determining a lessee’s ability to self-insure its OCS liabilities based upon the lessee’s financial capacity and financial strength. It also provides new methods and additional flexibility for lessees to meet their additional financial security requirements through a tailored plan. The BOEM has stated that it will focus first on those properties for which there is only one leaseholder responsible for decommissioning. Those leaseholders will have 60 days from the date of an order requiring additional financial security to comply. For all other holdings, leaseholders will have 120 days from the date they receive an order to provide additional security, if required. Alternatively, lessees can provide a tailored financial plan to BOEM, which will permit the use of forms of financial security other than surety bonds and pledges of treasury securities and allow companies to phase in funding of the additional security. We are continuing to review the NTL and guidance provided by the BOEM to assess its impact on our operations in the U.S. Gulf of Mexico, although it is possible we may receive an order from BOEM in the future to post additional financial security, which may not be available on acceptable terms, or at all. The NTL and any BOEM order to post additional financial security may increase our cost of operations or have a material adverse effect on our liquidity and impair our ability to operate in the U.S. Gulf of Mexico.

Update regarding Blocks 21 and 21 offshore Angola.

As previously disclosed, as a result of terminating the Purchase and Sale Agreement for the Company’s interests in Blocks 20 and 21 offshore Angola, the Company has requested that Sonangol extend certain deadlines for exploration and development milestones under the Company’s license agreements governing Blocks 20 and 21, and these discussions are still ongoing. As a result, the process for the sale of Cobalt’s Angolan assets will continue into 2017. There can be no assurance that such extensions will be forthcoming, on favorable terms or at all. The failure to receive such extensions would materially adversely affect the value of these license agreements. The Company reserves its rights to vigorously enforce the provisions of its license agreements and the Purchase and Sale Agreement, should Sonangol not grant the extensions.

Schedule 3.27

We may be exposed to liabilities under the U.S. Foreign Corrupt Practices Act, and any determination that we violated the U.S. Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. We do business and may do additional business in the future in countries and regions in which we may face, directly or indirectly, corrupt demands by officials, tribal or insurgent organizations, or private entities. Thus, we face the risk of unauthorized payments or offers of payments by one of our employees or consultants, given that these parties may not always be subject to our control. Our existing safeguards and any future improvements may prove to be less than effective, and our employees and consultants may engage in conduct for which we might be held responsible.

In connection with entering into our RSAs for Blocks 9 and 21 offshore Angola, two Angolan-based E&P companies were assigned as part of the contractor group by the Angolan government. We had not worked with either of these companies in the past, and, therefore, our familiarity with these companies was limited. In the fall of 2010, we were made aware of allegations of a connection between senior Angolan government officials and one of these companies, Nazaki Oil and Gáz, S.A., which was a full paying member of the contractor group but is no longer a member of such group. In March 2011, the SEC commenced an informal inquiry into these allegations. To avoid non-overlapping information requests, we voluntarily contacted the U.S. Department of Justice (“DOJ”) with respect to the SEC’s informal request and offered to respond to any requests the DOJ may have. Since such time, we have complied with all requests from the SEC and DOJ with respect to their inquiry. In November 2011, a formal order of investigation was issued by the SEC related to our operations in Angola. In August 2014, we received a Wells Notice from the SEC related to this investigation. In January 2015, we received a termination letter from the SEC advising us that the SEC’s FCPA investigation has concluded and the Staff does not intend to recommend any enforcement action by the SEC. This letter formally concluded the SEC’s investigation. We continue to cooperate with the DOJ with regard to its ongoing parallel investigation. We have conducted an extensive investigation into these allegations and believe that our activities in Angola have complied with all laws, including the FCPA. We are unable to predict the outcome of the DOJ’s ongoing investigation or any action that the DOJ may decide to pursue, or otherwise provide any assurance regarding the duration, scope, developments in, results of or consequences of its investigation.

In the future, we may be partnered with other companies with whom we are unfamiliar. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Legal Proceedings

On November 30, 2014, two purported stockholders, St. Lucie County Fire District Firefighters’ Pension Trust Fund and Fire and Police Retiree Health Care Fund, San Antonio, filed a class action lawsuit in the U.S. District Court for the Southern District of Texas on behalf of a putative class of all purchasers of our securities from February 21, 2012 through November 4, 2014 (the “St. Lucie lawsuit”). The St. Lucie lawsuit, filed against us and certain officers, former and current members of the Board of Directors, underwriters, and investment firms and funds, asserted violations of federal securities laws based on alleged misrepresentations and omissions in SEC filings and other public disclosures, primarily regarding compliance with the FCPA in our Angolan operations and the performance of certain wells offshore Angola. On December 4, 2014, Steven Neuman, a purported stockholder, filed a substantially similar lawsuit against us and certain of our officers in the U.S. District Court for the Southern District of Texas on behalf of a putative class of all purchasers of our securities from February 21, 2012 through August 4, 2014 (the “Neuman lawsuit”). Like the St. Lucie lawsuit, the Neuman lawsuit asserted violations of federal securities laws based on alleged misrepresentations and omissions in SEC filings and other public disclosures regarding our compliance with the FCPA in our Angolan operations. On March 3, 2015, the Court entered an order consolidating the Neuman lawsuit with the St. Lucie lawsuit. The consolidated matter is captioned In re Cobalt International Energy, Inc. Securities Litigation (the “Consolidated Action”). The same day, the Court also entered an order in the Consolidated Action appointing Lead Plaintiffs and Lead Counsel. Lead Plaintiffs filed their consolidated amended complaint on May 1, 2015. Among other remedies, the Consolidated Action seeks damages in an unspecified amount, along with an award of attorney fees and other costs and expenses to the plaintiffs. We filed a motion to dismiss the consolidated amended complaint on June 30, 2015, and the other defendants also filed motions to dismiss. On January 19, 2016, the Court denied our motion to dismiss. On February 3, 2016, we filed a motion requesting that the Court certify its order on the motions to dismiss so that we may seek interlocutory appellate review of the order; the other defendants also filed motions requesting certification. The matter remains ongoing.

On January 16, 2015, Edward Ogden, a purported stockholder, filed a derivative action in the U.S. District Court for the Southern District of Texas against us, as a nominal defendant, and certain of our officers and former and current directors. The plaintiff filed an amended complaint on April 23, 2015. The lawsuit alleges that the individual defendants breached their fiduciary duties and violated federal securities laws based on alleged misrepresentations and omissions in SEC filings and other public disclosures, including in relation to compliance with the FCPA in our Angolan operations and regarding the performance of certain wells offshore Angola. The lawsuit further alleges that certain officers received performance-based compensation in excess of what they were entitled and that certain officers and directors engaged in unlawful trading. The lawsuit also alleges that the plaintiff was excused from making a demand upon our board to bring the claims on the basis of futility. The plaintiff asserts claims for breach of fiduciary duty, unjust enrichment, and corporate waste. The plaintiff seeks damages in an unspecified amount, disgorgement of profits, appropriate equitable relief, and an award of attorney fees and other costs and expenses. We filed a motion to dismiss the amended complaint on June 22, 2015 for failure to make demand upon our board and to adequately plead standing. The Court granted our motion on November 25, 2015, dismissing the case without prejudice but granting the plaintiff leave to amend his complaint. The plaintiff’s deadline to file an amended complaint was January 8, 2016. The plaintiff did not file an amended complaint by the Court’s deadline. On February 2, 2016, the Court entered an order dismissing the lawsuit.

Exhibit A

Form of First Lien Notes Indenture

Exhibit B

Form of First Lien Collateral Documents

Exhibit C

Form of Second Lien Notes Indenture

Exhibit D

Form of Second Lien Collateral Documents

Exhibit E

Form of Intercreditor Agreement

Exhibit F

List of Guarantors

1.	Cobalt International Energy GP, LLC

2.	Cobalt International Energy, L.P.

3.	Cobalt GOM LLC

4.	Cobalt GOM #1 LLC

5.	Cobalt GOM #2 LLC

Exhibit G

Form of Legal Opinion

Exhibit H

Form of Cayman Legal Opinion

Exhibit I

Form of Press Release

Exhibit J

Form of Liskow & Lewis Legal Opinion

Exhibit K

Form of Baker Botts Legal Opinion

Annex I

Additional Closing Deliverables of the Company

(a) a certificate of the Company and each Guarantor dated as of the Closing Date and executed by an officer of such obligor, which shall (A) certify that attached thereto is a true and complete copy of the resolutions, written consents or extracts of minutes of a meeting, as applicable, of the its board of directors, board of managers, shareholders, members or other governing body (as the case may be and in each case, to the extent required) authorizing the execution, delivery and performance of the Transaction Documents to which it is a party, (B) identify by name and title and bear the signatures of the officers or authorized signatories of such obligor that is authorized to sign the Transaction Documents to which it is a party on the Closing Date, as applicable and (C) certify (I) that attached thereto is a true and complete copy of the certificate or articles of incorporation or organization (or memorandum of association, articles of association or other equivalent thereof) of such obligor on the Closing Date (in the case of any U.S. obligor, certified by the relevant authority of the jurisdiction of organization of such obligor) and a true and correct copy of its by-laws or operating, management, partnership or similar agreement (to the extent applicable) and (II) that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date);

(b) a good standing certificate (or other equivalent) for the Company and each Guarantor dated as of a recent date for the Company and each such Guarantor from its jurisdiction of organization;

(c) certificates of insurance listing each of the First Lien Collateral Agent and Second Lien Collateral Agent as (x) lender loss payee for the property casualty insurance policies of the Company and its U.S. subsidiaries, together with long-form lender loss payable endorsements, as appropriate and (y) additional insured with respect to the liability insurance of the Company and its U.S. subsidiaries, together with additional insured endorsements;

(d) a completed Perfection Certificate (as defined in the First Lien Collateral Documents and the Second Lien Collateral Documents) with respect to the Company and its U.S. subsidiaries and signed by an officer of the Company and each of its U.S. subsidiaries, together with attachments contemplated thereby;

(e) each document required by any First Lien Collateral Document or Second Lien Collateral Document to be filed, registered or recorded in order to create a perfected Lien on the Collateral (as defined in the First Lien Notes Indenture and the Second Lien Notes Indenture), including, without limitation, Uniform Commercial Code financing statements, intellectual property security agreements and real property mortgages, in favor of the First Lien Collateral Agent or Second Lien Collateral Agent, as applicable, for the benefit of the Holders in proper form for filing, registration or recordation;

(f) legal opinion of Appleby, Cayman Islands counsel for the Company, in the form of Exhibit H hereto;

(g) the share certificates and undated stock powers that are required to be delivered pursuant to the First Lien Collateral Documents and Second Lien Collateral Documents;

(h) UCC, mortgage, tax, bankruptcy and judgment lien search results in respect of the Company and its U.S. subsidiaries in their jurisdictions of organization or formation, as applicable, and any other jurisdictions reasonably requested by the First Lien Collateral Agent, and a copy of the register of mortgages and charges for Cobalt International Energy Overseas Ltd., in each case reflecting no Liens (other than Permitted Liens and those being released on or prior to the Closing Date) encumbering the properties of the Company and its U.S. subsidiaries;

(i) legal opinion of Liskow & Lewis, as Louisiana counsel for the Company, , in the form of Exhibit J hereto; and

(j) legal opinion of Baker Botts L.L.P., as New York special counsel for the Company, in the form of Exhibit K hereto.

Annex II

Schedule of Leases